UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2018 (October 22, 2018)

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania		17011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2018, the Board of Directors (the “Board”) of Harsco Corporation (the “Company”) appointed Carolann Haznedar to the Board. Ms. Haznedar’s initial term as a director will expire at the Company’s 2019 Annual Meeting of Stockholders. Ms. Haznedar will serve on the Audit Committee and Nominating & Corporate Governance Committee of the Board.

Ms. Haznedar held various positions with E.I. du Pont de Nemours and Company from August 1981 until June 2016. Most recently, she served as Senior Vice President Americas, DuPont Performance Materials from September 2015 until June 2016, Senior Vice President Americas, Packaging & Industrial Polymers from October 2011 until September 2015, and Senior Vice President Global, Packaging & Industrial Polymers from July 2008 until October 2011. Prior to E.I. du Pont de Nemours and Company, Ms. Haznedar worked for Edo Aire Corporation.

As a non-employee director, Ms. Haznedar will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 14, 2018.

A copy of the press release, dated October 22, 2018, announcing Mrs. Haznedar’s election is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.        Description
99.1 Press release dated October 22, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: October 26, 2018	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary